UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2018

Commission File Number: 1-9852

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	11-1797126
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

295 University Avenue, Westwood, Massachusetts 02090

(Address of Principal Executive Offices, Including Zip Code)

(781) 332-0700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders

At the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Chase Corporation (the “Company”) held on February 6, 2018, a non-binding, advisory vote was conducted concerning the frequency of future “say on pay” advisory votes on executive compensation.  In the Company’s proxy statement furnished to shareholders in connection with the Annual Meeting, its Board of Directors recommended a vote for every three years. At the Annual Meeting, a majority of votes cast on the matter were cast in favor of holding future advisory votes on executive compensation on an annual basis.  After considering the preferences expressed at the meeting, the Company’s Board of Directors has determined to hold future non-binding, advisory votes on executive compensation on an annual basis, so that the next such vote will be held at its 2019 Annual Meeting of Shareholders.  Under section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, the Company will hold another vote on the frequency of shareholder votes on the compensation of executives no later than its 2024 Annual Meeting of Shareholders.

The results of the Company’s shareholder votes at the Annual Meeting, including the vote regarding the frequency of future “say on pay” advisory votes on executive compensation, were disclosed in its Current Report on Form 8-K filed February 9, 2018. This Current Report on Form 8-K/A amends the Company’s original report solely for the purpose of disclosing its Board of Directors’ decision on the frequency of future say-on-pay votes in accordance with Item 5.07(d) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: April 12, 2018	By:	/s/ Kenneth J. Feroldi
Kenneth J. Feroldi
Treasurer and Chief Financial Officer